Exhibit 99.j.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectuses and “Arrangements to disclose portfolio holdings to service providers and fiduciaries”, “Financial statements and report of independent registered public accounting firm” and “Independent registered public accounting firm” in the Statements of Additional Information and to the use of our report dated August 27, 2021, with respect to the financial statements of UBS All China Equity Fund, UBS Dynamic Alpha Fund, UBS Global Allocation Fund, UBS Emerging Markets Equity Opportunity Fund, UBS Engage For Impact Fund, UBS International Sustainable Equity Fund, UBS U.S. Small Cap Growth Fund, UBS Municipal Bond Fund, UBS Sustainable Development Bank Bond Fund, UBS Total Return Bond Fund, UBS US Dividend Ruler Fund and UBS US Quality Growth At Reasonable Price Fund for the period ended June 30, 2021 which are incorporated by reference in Post-Effective Amendment No.151 to the Registration Statement (Form N-1A No. 033-47287).

New York, New York

October 28, 2021